Exhibit 4.439
SIG COMBIBLOC GMBH & CO. KG
as Pledgor
WILMINGTON TRUST (LONDON) LIMITED
as Collateral Agent and Pledgee

ACCOUNT PLEDGE AGREEMENT
(Kontoverpfändung)

The taking of this document or any certified copy of it or any document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to any Credit Document (as defined in Clause 1 of this document) in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Credit Document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any email communication which refers to any Credit Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Credit Document to an Austrian addressee.

CONTENTS

Clause		Page
1.	Definitions and Language	- 4 -
2.	Pledge	- 11 -
3.	Purpose of the Pledge	- 12 -
4.	Notice of Pledge	- 12 -
5.	Pledgor's Right of Disposal	- 13 -
6.	Enforcement of the Pledge	- 13 -
7.	Austrian Limitations on Enforcement	- 14 -
8.	Undertakings of the Pledgor	- 15 -
9.	Delegation	- 17 -
10.	Indemnity	- 17 -
11.	No liability	- 17 -
12.	Duration and Independence	- 17 -
13.	Release (Pfandfreigabe)	- 18 -
14.	Partial Invalidity; Waiver	- 18 -
15.	Amendments	- 19 -
16.	Austrian Stamp Duty	- 19 -
17.	Notices and their Language	- 20 -
18.	Applicable Law, Jurisdiction	- 21 -
19.	Conclusion of this Agreement (Vertragsschluss)	- 22 -
Schedule 1		- 24 -
Part 1 List of Current Borrowers		- 24 -
Part 2 List of Current Guarantors		- 24 -
Part 3 List of Current Senior Secured Notes Guarantors		- 29 -
Part 4 List of Current October 2010 Secured Notes Guarantors		- 33 -
Part 5 List of Current February 2011 Secured Notes Guarantors		- 38 -
Schedule 2 List of Accounts		- 43 -
Schedule 3 Form of Notice of Pledge		- 44 -
Schedule 4 Form of Notification of Future Accounts		- 49 -
Schedule 5 Stamp Duty Guidelines		- 51 -

This ACCOUNT PLEDGE AGREEMENT (the “Agreement”) is made on 7 June 2011
BETWEEN:
(1)	SIG Combibloc GmbH & Co. KG, a limited partnership organised under the laws of Austria with its seat in Saalfelden am Steinemen Meer, Austria, and its business address as at the date of this Agreement at Industriestrabe 3, 5760 Saalfelden, Austria, registered in the Austrian companies register (Firmenbuch) under file number FN 240335 i (the “Pledgor”); and

(2)	Wilmington Trust (London) Limited, a private limited company whose registered number is 05650152 and whose registered office address as at the date of this Agreement is at Third Floor, I King’s Arms Yard, London, EC2R 7AF, United Kingdom, in its capacity as collateral agent under the First Lien Intercreditor Agreement (as defined below) (the “Collateral Agent” or the “Pledgee”).
WHEREAS:
(A)	Pursuant to a multi-currency term and revolving credit agreement dated 5 November 2009 (as amended and/or restated by the Amendment No.1 (as defined below), by the Amendment No. 2 and Incremental Term Loan Assumption Agreement (as defined below), by the Amendment No. 3 and Incremental Term Loan Assumption Agreement (as defined below), by the Amendment No. 4 and Incremental Term Loan Assumption Agreement (as defined below) and by the Amendment No. 5 (as defined below) between, inter alia, the parties listed in Part 1 of Schedule I hereto as current borrowers (the “Current Borrowers”), the parties listed in Part 2 of Schedule I hereto as current guarantors (the “Current Guarantors”), Credit Suisse AG, Cayman Islands Branch (formerly Credit Suisse, Cayman Islands Branch) as administrative agent and others (as further amended, varied, novated, restated, supplemented, superseded or extended from time to time, the “Credit Agreement”), certain lenders (together the “Original Lenders”) have granted certain facilities to the Current Borrowers and certain other entities which may accede or may have acceded to the Credit Agreement as additional borrowers.

(B)	Pursuant to a senior secured notes indenture dated 5 November 2009 between, inter alia, Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., and Reynolds Group Issuer (Luxembourg) S.A as issuers (the “Issuers”), certain affiliates of the Issuers listed in Part 3 of Schedule I as current senior secured notes guarantors (the “Current Senior Secured Notes Guarantors”) and The Bank of New York Mellon, as indenture trustee, principal paying agent, transfer agent and registrar, (as amended, varied, novated, supplemented, superseded or extended from time to time, the “Senior Secured Notes Indenture”), the Issuers have issued senior secured notes due 2016 in the aggregate principal amount of USD 1,125,000,000 (the “US Secured Notes”) and senior secured notes due 2016 in the aggregate principal amount of EUR 450,000,000

(the “Euro Secured Notes” and together with the US Secured Notes the “Senior Secured Notes”) to certain noteholders.

(C)	Pursuant to a senior secured notes indenture dated 15 October 2010 between, inter alia, RGHL US Escrow I LLC, RGHL US Escrow I Inc., and RGHL Escrow Issuer (Luxembourg) I S.A. as escrow issuers (the “Escrow Issuers”), The Bank of New York Mellon as indenture trustee, The Bank of New York Mellon, London Branch as principal paying agent, The Bank of New York Mellon as Collateral Agent and Wilmington Trust (London) Limited as collateral agent (as amended, varied, novated, supplemented, superseded or extended from time to time, the “October 2010 Secured Notes Indenture”), the Escrow Issuers have issued secured notes due 2019 in the aggregate principal amount of USD 1,500,000,000 in escrow (the “October 2010 Secured Notes”). In connection with the release from escrow of the proceeds of the October 2010 Secured Notes, which occurred on 16 November 2010, the Escrow Issuers were merged with and into the Issuers, with each of the Issuers surviving the applicable mergers or other transfers and assuming by operation of law the obligations of the applicable Escrow Issuers with respect to the October 2010 Secured Notes Indenture and the October 2010 Secured Notes. Certain affiliates of the Issuers listed in Schedule 1 Part 4 have acceded to the October 2010 Secured Notes Indenture as new secured notes guarantors (the “Current October 2010 Secured Notes Guarantors”).

(D)	Pursuant to a senior secured notes indenture dated 1 February 2011 between, inter alia, the Issuers, The Bank of New York Mellon as indenture trustee, The Bank of New York Mellon, London Branch as principal paying agent, The Bank of New York Mellon as Collateral Agent and Wilmington Trust (London) Limited as collateral agent (as amended, varied, novated, supplemented, superseded or extended from time to time, the “February 2011 Secured Notes Indenture”), the Issuers have issued secured notes due 2021 in the aggregate principal amount of USD 1,000,000,000 (the “February 2011 Secured Notes”) which are guaranteed by certain affiliates of the Issuers listed in Schedule 1Part 5 as current February 2011 secured notes guarantors (the “Current February 2011 Secured Notes Guarantors”).

(E)	The Pledgor has entered into the Existing Account Pledge Agreements (as defined below).

(F)	As a result of the amendment No. 4 and incremental term loan assumption agreement dated 9 February 2011 relating to the Credit Agreement between, inter alia, the Current Borrowers, the Current Guarantors, Credit Suisse AG, Cayman Islands Branch (formerly Credit Suisse, Cayman Islands Branch) as administrative agent and others (the “Amendment No. 4 and Incremental Term Loan Assumption Agreement”) the Credit Agreement inter alia includes new incremental term facilities.

(G)	As a result of the amendment No. 5 dated 11 March 2011 relating to the Credit Agreement between, inter alia, the Current Borrowers, the Current Guarantors, Credit Suisse AG, Cayman Islands Branch (formerly Credit Suisse, Cayman Islands Branch) as administrative agent and others (the “Amendment No. 5”) certain amendments in respect of the permitted indebtedness provisions were made to the Credit Agreement.

(H)	The Pledgor has agreed to grant an additional pledge (subject to the pledges existing by operation of the general business conditions (Allgemeine Geschäftsbedingungen) of the respective Account Bank (as defined below) and the pledges arising under the Existing Account Pledge Agreements (as defined below)) over its Accounts (as defined below) as security for the Pledgee’s claims against the Grantors (as defined below) (or any of them) in respect of the Obligations (as defined below).

(I)	The security created by or pursuant to this Agreement is to be administered by the Collateral Agent for the Secured Parties (as defined below) pursuant to a first lien intercreditor agreement dated 5 November 2009 (as amended by the Amendment No. 1 and Joinder Agreement (as defined below)) between, inter alia, the Collateral Agent, the Indenture Trustee, the Administrative Agent and the Grantors (each as defined below) and others (as amended, varied, novated, supplemented, superseded or extended from time to time, the “First Lien Intercreditor Agreement”).
NOW, IT IS AGREED as follows:
1.	DEFINITIONS AND LANGUAGE

1.1	Definitions

In this Agreement:

“Account Banks” means the credit institutions administering the Accounts and “Account Bank” means any of them.

“Accounts” means all bank accounts (including without limitation giro accounts and accounts for saving deposits (Spareinlagen), time deposits (Termineinlagen) or call money deposits (Tagesgeldeinlagen)) which the Pledgor holds at present or may at any time hereafter open with any credit institution in the Federal Republic of Germany (including without limitation the accounts listed in Schedule 2 (List of Accounts) and any sub-account (Unterkonto), renewal, redesignation or replacement thereof, and “Account” means any of them.

“Administrative Agent” means Credit Suisse AG, Cayman Islands Branch, having its business address at Eleven Madison Avenue, New York, NY 10010, United States of America in its capacity as administrative agent under the Credit Agreement and any successor appointed as administrative agent under the Credit Agreement.

“Amendment No.1” means the amendment agreement dated 21 January 2010 relating to the Credit Agreement between, inter alia, the borrowers and the guarantors under the Credit Agreement as of such date, the Administrative Agent and others.

“Amendment No.1 and Joinder Agreement” means the joinder agreement dated 21 January 2010 relating to the First Lien Intercreditor Agreement made among (amongst others) The Bank of New York Mellon, Wilmington Trust (London) Limited, Credit Suisse AG and Reynolds Group Holdings Limited pursuant to which Wilmington Trust (London) Limited was appointed as additional collateral agent and became party to the First Lien Intercreditor Agreement.

“Amendment No. 2 and Incremental Term Loan Assumption Agreement” means the amendment and incremental term loan assumption agreement dated 4 May 2010 relating to the Credit Agreement between, inter alia, the borrowers and the guarantors under the Credit Agreement as of such date, the Administrative Agent and others.

“Amendment No. 3 and Incremental Term Loan Assumption Agreement” means the amendment and incremental term loan assumption agreement dated 30 September 2010 relating to the Credit Agreement between, inter alia, the borrowers and the guarantors under the Credit Agreement as of such date, the Administrative Agent and others.

“Borrowers” means the Current Borrowers and any entity which may accede to the Credit Agreement as an additional borrower and “Borrower” means any of them.

“Cash Management Bank” shall mean Citibank N.A., Banco Nacional De Mexico S.A., Citibank International PLC, UK, Citibank (China) Co., Limited, Citibank Global Markets Deutschland AG & Co KGaA, Citibank ZRT, Hungary, a Lender, the Administrative Agent or any of the Lender’s or the Administrative Agent’s affiliates (at the time the cash management services arrangement is entered into) provided in each case it has become a party to, or by execution of an additional bank secured party acknowledgment has agreed to be bound by the terms of, the First Lien Intercreditor Agreement in its capacity as cash management bank.

“Cash Management Services” shall mean any agreement or arrangement by a Cash Management Bank to provide any composite accounting or other cash pooling arrangements and netting, overdraft protection and other arrangements with any bank arising under standard business terms of such Cash Management Bank to a Grantor.

“Credit Documents” shall mean the Loan Documents, the Senior Secured Notes Documents, the October 2010 Secured Notes Documents and the February 2011 Secured Notes Documents.

“Enforcement Event” shall mean an Event of Default.

“Event of Default” means any event of default (Kündigungsgrund) under the Credit Agreement and/or the Senior Secured Notes Indenture and/or the October 2010 Secured Notes Indenture and/or the February 2011 Secured Notes Indenture.

“Existing Account Pledge Agreements” means
(a)	the account pledge agreement dated 4 March 2010 (as amended by a confirmation and amendment agreement dated 27 August 2010) entered into between SIG Combibloc GmbH & Co. KG as pledgor and Wilmington Trust (London) Limited as collateral agent and as pledgee and others as pledgees;

(b)	confirmation and amendment agreement dated 27 August 2010 and entered into between, inter alios, SIG Combibloc GmbH & Co. KG as pledgor and Wilmington Trust (London) Limited as collateral agent relating to an account pledge agreement dated 4 March 2010 and entered into between SIG Combibloc GmbH & Co. KG as pledgor and Wilmington Trust (London) Limited as collateral agent and as pledgee and others as pledgees; and

(c)	the account pledge agreement dated 14 January 2011 and entered into between SIG Combibloc GmbH & Co. KG as pledgor and Wilmington Trust (London) Limited as collateral agent and as pledgee.
“Existing Intercreditor Agreement” means the existing intercreditor agreement dated 11 May 2007 (as amended by a letter dated 21 June 2007 and a further letter dated 29 June 2007, as amended and restated on 5 November 2009 and as further amended on 5 November 2010) between, inter alia, Beverage Packaging Holdings (Luxembourg) I S.A., Rank Group Holdings Limited (now Reynolds Group Holdings Limited), Beverage Packaging Holdings (Luxembourg) II S.A., Beverage Packaging Holdings (Luxembourg) III S.à r.l., Credit Suisse AG (formerly Credit Suisse) as security trustee and others.

“February 2011 Secured Notes Documents” shall mean the February 2011 Secured Notes Indenture, the February 2011 Secured Notes Guarantees, the February 2011 Secured Notes, the Intercreditor Arrangements, any supplemental indenture, any security document relating to the February 2011 Secured Notes and/or the February 2011 Secured Notes Indenture and any other document that may be entered into pursuant to any of the foregoing.

“February 2011 Secured Notes Guarantees” shall mean the guarantees of the obligations of the Issuers under the February 2011 Secured Notes and the February 2011 Secured Notes Indenture by the February 2011 Secured Notes Guarantors.

“February 2011 Secured Notes Guarantors” means the Current February 2011 Secured Notes Guarantors and any entity which may accede to the February 2011 Secured Notes Indenture as additional guarantor.

“February 2011 Secured Notes Holders” shall mean the holders from time to time of the February 2011 Secured Notes.

“February 2011 Secured Notes Indenture Trustee” shall mean The Bank of New York Mellon, in its capacity as indenture trustee under the February 2011 Secured Notes Indenture and any successor appointed as indenture trustee under the February 2011 Secured Notes Indenture.

“Grantors” means the Loan Parties, the Issuers, the Senior Secured Notes Guarantors, the October 2010 Secured Notes Guarantors and the February 2011 Secured Notes Guarantors and any person that has granted a security interest to the Collateral Agent and/or the Secured Parties in respect of the obligations of the Loan Parties, the Issuers, the Senior Secured Notes Guarantors, the October 2010 Secured Notes Guarantors and the February 2011 Secured Notes Guarantors under the Credit Documents and “Grantor” means any of them.

“Grantors’ Agent” shall mean Reynolds Group Holdings Limited or any other person appointed as agent of the Grantors in accordance with the Principal Finance Documents.

“Group” means Reynolds Group Holdings Limited and its direct or indirect subsidiaries (Tochtergesellschaften).

“Hedge Counterparty” means a Lender, the Administrative Agent or any of the Lender’s or the Administrative Agent’s affiliates (at the time a hedging agreement is entered into) who has entered into a hedging agreement for the purpose of hedging interest rate liabilities and/or any exchange rate and/or commodity price risks provided it has become a party, or by execution of an additional bank secured party acknowledgment has agreed to be bound by the terms of, to the First Lien Intercreditor Agreement in its capacity as hedge counterparty.

“Incremental Assumption Agreement” shall mean an incremental assumption agreement relating to incremental facilities of up to USD 750,000,000 among, and in form and substance reasonably satisfactory to, one or more Borrowers, the Administrative Agent, one or more Incremental Term Lenders and/or one or more Incremental Revolving Credit Lenders pursuant to which one or more Incremental Term Lenders make available Incremental Term Loan Commitments and/or one or more Incremental Revolving Credit Lenders make available Incremental Revolving Credit Commitments respectively.

“Incremental Revolving Credit Lender” shall mean a Lender with an Incremental Revolving Credit Commitment or an outstanding revolving loan under the Credit Agreement of any class as a result of an Incremental Revolving Credit Commitment.

“Incremental Revolving Credit Commitment” shall mean the commitment of any Lender, established pursuant to the Credit Agreement, to make available certain revolving credit loans to one or more Borrowers.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to the Credit Agreement, to make available certain term loans to one or more Borrowers.

“Indenture Trustee” shall mean The Bank of New York Mellon, in its capacity as indenture trustee under the Senior Secured Note Indenture and any successor appointed as indenture trustee under the Senior Secured Notes Indenture.

“Intercreditor Arrangements” means the First Lien Intercreditor Agreement and the Existing Intercreditor Agreement, in each case as amended, novated, supplemented, restated, or modified from time to time.

“Issuing Bank” means Credit Suisse AG or any other Lender or any affiliate of Credit Suisse AG or any other Lender that issues letters of credit or bank guarantees under the Credit Agreement.

“Lenders” shall mean the Original Lenders and any entity which may become a lender under the Credit Agreement in the future and “Lender” means any of them.

“Loan Documents” shall mean the Credit Agreement, the Amendment No.1, the Amendment No. 1 and Joinder Agreement, the Amendment No. 2 and Incremental Term Loan Assumption Agreement, the Amendment No. 3 and Incremental Term Loan Assumption Agreement, the Amendment No. 4 and Incremental Term Loan Assumption Agreement, the Amendment No. 5, any borrowing subsidiary agreement and/or guarantor joinder agreement relating to the Credit Agreement, any letter of credit or bank guarantee relating to the Credit Agreement, any security documents relating to the Credit Agreement, any hedging agreement entered into by a Hedge Counterparty and a Grantor, each Incremental Assumption Agreement, the Intercreditor Arrangements, each Promissory Note, any agreement between a Grantor and a Cash Management Bank relating to Cash Management Services, each Local Facility Agreement and any other document that may be entered into pursuant to any of the foregoing in relation to the Credit Agreement.

“Loan Parties” shall mean the Borrowers, the Current Guarantors and any entity which may accede to the Credit Agreement as additional guarantor and a “Loan Party” means any of them.

“Local Facilities” means working capital facilities provided to a Grantor (other than Beverage Packaging Holdings (Luxembourg) I S.A., Beverage Packaging Holdings (Luxembourg) II S.A., Beverage Packaging Holdings (Luxembourg) III S.à r.l. and the Borrowers) by a Local Facility Provider and “Local Facility” means any of them.

“Local Facility Agreements” shall mean any agreement under which a Local Facility is made available.

“Local Facility Provider” means HSBC Trinkaus & Burkhardt AG, Deutsche Bank AG, Commerzbank Aktiengesellschaft and Hong Kong and Shanghai Banking Corporation Ltd., Thailand, Bank of America, N.A., Canada Branch, FIA Card Services, N.A., Citibank N.A., Citibank (China) Co., Ltd., Banco Nacional de Mexico, S.A., Integrante del Grupo Financiero Banamex, Bank of America, N.A., provided in each case it has become a party to, or by execution of an additional bank secured party acknowledgment has agreed to be bound by the terms of, the First Lien Intercreditor Agreement in its capacity as local facility provider.

“Obligations” shall mean all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Grantor to the Pledgee under each or any of the Credit Documents (including, but not limited to, the Parallel Obligations), including with respect to all costs, charges and expenses incurred by the Pledgee in connection with the protection, preservation or enforcement of its rights under the Credit Documents or any other document evidencing or securing any such liabilities. The Obligations shall further include any obligation based on unjust enrichment (ungerechtfertigte Bereicherung) or tort (Delikt).

“October 2010 Secured Notes Documents” shall mean the October 2010 Secured Notes Indenture, the October 2010 Secured Notes Guarantees, the October 2010 Secured Notes, the Intercreditor Arrangements, any security document relating to the

October 2010 Secured Notes and/or the October 2010 Secured Notes Indenture and any other document that may be entered into pursuant to any of the foregoing.

“October 2010 Secured Notes Guarantees” shall mean the guarantees of the obligations of the Issuers under the October 2010 Secured Notes and the October 2010 Secured Notes Indenture by the October 2010 Secured Notes Guarantors.

“October 2010 Secured Notes Guarantors” means the Current October 2010 Secured Notes Guarantors and any entity which may accede to the October 2010 Secured Notes Indenture as additional guarantor.

“October 2010 Secured Notes Holders” shall mean the holders from time to time of the October 2010 Secured Notes.

“October 2010 Secured Notes Indenture Trustee” shall mean The Bank of New York Mellon, in its capacity as indenture trustee under the October 2010 Secured Notes Indenture and any successor appointed as indenture trustee under the October 2010 Secured Notes Indenture.

“Parallel Obligations” means the independent obligations of any of the Grantors arising pursuant to the First Lien Intercreditor Agreement to pay to the Collateral Agent sums equal to the sums owed by such Grantor to the other Secured Parties (or any of them) under the Credit Documents.

“Pledge” has the meanings given to such term in Clause 2.1.

“Principal Finance Documents” means the Credit Agreement, the Senior Secured Notes Indenture, the October 2010 Secured Notes Indenture, the February 2011 Secured Notes Indenture and the First Lien Intercreditor Agreement.

“Promissory Note” shall mean any promissory note executed and delivered by a Borrower upon the request of a Lender evidencing the amount of principal owed by such Borrower to such Lender under the Credit Agreement.

“Secured Parties” shall mean the Lenders (including in their capacity as issuing bank(s), and/or Hedge Counterparties under the Credit Agreement), the Hedge Counterparties, the Administrative Agent, any Issuing Bank, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Credit Document, the Senior Secured Notes Holders, the October 2010 Secured Notes Holders, the February 2011 Secured Notes Holders, the Indenture Trustee, the October 2010 Secured Notes Indenture Trustee, the February 2011 Secured Notes Indenture Trustee, the Collateral Agent, the Local Facility Providers and the Cash Management Banks.

“Senior Secured Notes Documents” shall mean the Senior Secured Notes Indenture, the Senior Secured Notes Guarantees, the Senior Secured Notes, the Intercreditor Arrangements, any supplemental indenture, any security document relating to the Senior Secured Notes and/or the Senior Secured Note Indenture and any other document that may be entered into pursuant to any of the foregoing.

“Senior Secured Notes Guarantees” shall mean the guarantees of the obligations of the Issuers under the Senior Secured Notes and the Senior Secured Notes Indenture by the Senior Secured Notes Guarantors.

“Senior Secured Notes Guarantors” means the Current Senior Secured Notes Guarantors and any entity which may accede to the Senior Secured Notes Indenture as additional guarantor.

“Senior Secured Notes Holders” shall mean the holders from time to time of the Senior Secured Notes.

“Stamp Duty Sensitive Document” shall mean (a) any original of any Credit Document and (b) any signed document (including email, PDF, TIF and other comparable formats) that constitutes a deed (Urkunde) within the meaning of section 15 of the Austrian Stamp Duty Act (as interpreted by the Austrian tax authorities), whether documenting or confirming the entering into of the relevant transaction (rechtserzeugende Urkunde) or documenting that the relevant transaction has been entered into (rechtsbezeugende Urkunde), or a substitute deed (Ersatzurkunde) within the meaning of section 15 of the Austrian Stamp Duty Act (as interpreted by the Austrian tax authorities), including, without limitation, any notarized copy, any certified copy and any written minutes recording the transactions (Rechtsgeschäfte) contemplated by, or referenced in, any Credit Document.

“Stamp Duty Guidelines” means the stamp duty guidelines set out in Schedule 5 (Stamp Duty Guidelines).

1.2	Construction

In this Agreement:
(a)	Capitalised terms used in this Agreement (or in any notice given under this Agreement) but not defined therein shall have the meanings ascribed thereto in the First Lien Intercreditor Agreement; and

(b)	any reference in this Agreement to a “Clause” or a “Schedule” shall, subject to any contrary indication, be construed as a reference to a Clause or a Schedule hereof.
1.3	This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

1.4	The Pledgor acknowledges and agrees that the Collateral Agent’s actions under this Agreement are on the basis of authority conferred under the Principal Finance Documents to which the Collateral Agent is a party, and on directions given in accordance with the Principal Finance Documents. In so acting, the Collateral Agent shall have, subject to the terms of the Principal Finance Documents, the protections, immunities, rights, indemnities and benefits conferred on the collateral agent under the Principal Finance Documents.

1.5	For the avoidance of doubt, it is acknowledged that the Collateral Agent is permitted to act on the instructions of the other Secured Parties in accordance with Section 2.02(a) of the First Lien Intercreditor Agreement. It is further acknowledged that the Collateral Agent may assume that any and all instructions received by it from the other Secured Parties (acting in accordance with the Principal Finance Documents) under this Agreement are reasonable, and that any question as to the reasonableness or otherwise of such instructions shall be determined as between the other Secured Parties (or any one or more representatives of the Secured Parties acting in accordance with the Principal Finance Documents) and the Pledgor.

1.6	In the case of any references in this Agreement to the Secured Parties acting through the Collateral Agent or to the Collateral Agent acting for or on behalf of the Secured Parties, it is acknowledged that the Pledgee and/or the Secured Parties shall at all times be represented in accordance with the First Lien Intercreditor Agreement and the Collateral Agent act only on the instructions given in accordance with the First Lien Intercreditor Agreement.

1.7	Solely for the purposes of Clause 16 (Austrian Stamp Duty) and Schedule 5 (Stamp Duty Guidelines), “written” shall mean that what is “written” was translated into letters (Buchstaben) that are or can be made visible on a physical or electronic device of whatever type and format, including paper and screen, and, accordingly, communication, documents or notices being “in writing” shall include not only paper-form (letter or fax) communication, documents or notices but also electronic communication, documents or notices, including by way of e-mail; and “signed” communication, documents or notices refers to written communication, documents or notices that carry a manuscript, digital or electronic or other technically reproduced signature, and “signature” shall be construed accordingly.

2.	PLEDGE

2.1	The Pledgor hereby pledges to the Pledgee all its present and future rights and claims (whether conditional or unconditional) arising against any Account Bank from or in relation to any of the Accounts, including without limitation:
(a)	all rights and claims in respect of present and future cash deposits (Guthaben) (including without limitation saving deposits (Spareinlagen), time deposits (Termineinlagen) (including fixed deposits (Festgeldguthaben) and termination monies (Kündigungsgelder)) and call money deposits (Tagesgeldeinlagen) (including deposits for overnight money, tom/next money, spot/next money and money until further notice (Geld b .a. w.)) standing from time to time to the credit of the Accounts, including all claims to interest payable;

(b)	in respect of each Account maintained as a giro account (Girokonto) at present or in the future, (i) all claims in respect of present and future credit balances (positive Salden), (ii) all claims in respect of present and future credit entries (gutgeschriebene Beträge), (iii) all claims to interest payable and (iv) all other present and future monetary rights and claims arising under or in connection with the respective giro agreement (Girovertrag) (including without limitation all claims to the grant of a credit entry (Gutschriftanspruch)); and

(c)	in respect of each Account maintained as a current account (Kontokorrentkonto) at present or in the future, all present and future rights and claims arising under or in connection with the respective current account agreement (Kontokorrentabrede) (including without limitation all claims to determination and acknowledgement of the current account balance (Anspruch auf Saldofeststellung und -anerkennung), all claims to present and future current account balances (Saldoforderungen) including the causal final balance (kausaler Schlusssaldo) and the right to terminate the current account relationship (Kündigung des Kontokorrents)).
(the “Pledge”).

2.2	The Pledgee hereby accepts the Pledge.

2.3	The Pledge is in addition, and without prejudice, to any other security the Secured Parties may now or hereafter hold in respect of the Obligations.

3.	PURPOSE OF THE PLEDGE

The Pledge hereunder is constituted in order to secure the prompt and complete satisfaction of any and all Obligations. The Pledge shall also cover any future extension of the Obligations and the Pledgor herewith expressly agrees that the provisions of Section 1210 para 1 sentence 2 of the German Civil Code (Bürgerliches Gesetzbuch) shall not apply to this Agreement.

4.	NOTICE OF PLEDGE

4.1	Subject to Clause 4.3 below the Pledgor undertakes that it will without undue delay, but not later than twenty business days after the date of this Agreement, and, in relation to any Account opened after the date of this Agreement, within ten business days after such new Account has been opened, notify each Account Bank and any other relevant third party of the Pledge by delivering a notification substantially in the form set out in Schedule 3 (Form of Notice of Pledge) by registered mail (Einschreiben mit Rückschein). The Pledgor shall provide the Collateral Agent with a copy of each such notification and of the corresponding return receipt (Rückschein). In addition, the Pledgor shall use all reasonable efforts to procure that each Account

Bank promptly acknowledges receipt of the respective notification, and acceptance of the terms thereof, to the Collateral Agent and to the Pledgor.

4.2	Without prejudice to the obligations imposed on the Pledgor in Clause 4.1 and, in the case of future Accounts, Clause 8.3, the Pledgor hereby authorises the Collateral Agent and releases it for this purpose from the restrictions of self-dealing under Section 181 of the German Civil Code to notify each Account Bank and any other relevant third party on its behalf of this Agreement and the Pledge constituted hereunder by delivering a notification substantially in the form set out in Schedule 3 (Form of Notice of Pledge), or in such substantially similar form as the Collateral Agent (acting on behalf of the Secured Parties) deems appropriate, provided that the Collateral Agent may only make use of this authorisation if the Pledgor has not complied with the obligations imposed on the Pledgor in Clause 4.1 within 10 business days of being notified of such failure (with a copy of such notice being sent to Reynolds Group Holdings Limited) and being requested to comply or if an Enforcement Event has occurred and is continuing.

4.3	The Pledgor shall not be under an obligation to comply with its obligation under Clause 4.1 above whilst an Enforcement Event is not continuing if the Pledgor can prove to the Collateral Agent (acting on behalf of the Secured Parties) that notifying the relevant Account Bank of the Pledge created hereunder would not be consistent with, whilst an Enforcement Event is not continuing, the Pledgor retaining control over and the ability to freely use the balance of any such Account. The Collateral Agent will not be required to use its discretion but will take instructions in accordance with the First Lien Intercreditor Agreement whether or not to agree with the Pledgor’s analysis under this Clause 4.3. For the avoidance of doubt, at the date of this Agreement the Pledgor agrees that notifying the Account Banks of the Pledge created hereunder is not inconsistent with the Pledgor retaining control over and the ability to freely use the balance of any Account existing at the date of this Agreement.

5.	PLEDGOR’S RIGHT OF DISPOSAL

The Pledgor may exercise all rights and powers in respect of each Account until the Collateral Agent gives notice to the contrary to the Account Bank with a copy to the Pledgor. The Pledgee may give such notice only if an Enforcement Event has occurred and is continuing.

6.	ENFORCEMENT OF THE PLEDGE

6.1	If (i) an Enforcement Event has occurred and is continuing and (ii) the requirements set forth in Sections 1273 para 2, 1204 et seq. of the German Civil Code with regard to the enforcement of the Pledge are met (Pfandreife), in particular, if any of the Obligations has become due and payable, then in order to enforce the Pledge, the Collateral Agent (acting on the instructions of the Secured Parties) may on its own behalf at any time thereafter avail itself of all rights and remedies that a pledgee has against a pledgor under the laws of the Federal Republic of Germany.

6.2	Notwithstanding Section 1277 of the German Civil Code, the Pledgee is entitled to exercise its rights without obtaining an enforceable judgment or other instrument (vollstreckbarer Titel). The Pledgee shall be entitled to have the Pledge enforced in any manner allowed under the laws of the Federal Republic of Germany.

6.3	The Pledgee will notify the Pledgor five business days prior to the enforcement of the Pledge according to Clause 6. No such notification shall be required if (i) the Pledgor has generally ceased to make payments (Zahlungseinstellung), (ii) an application for the institution of insolvency proceedings is filed by or against the Pledgor or (iii) the Pledgee has reasonable grounds to believe that observance of the notice period will adversely affect the legitimate interests (berechtigte Interessen) of the Pledgee.

6.4	If the Pledgee (acting on instructions of the Secured Parties) should seek to enforce the Pledge pursuant to Clause 6.1 hereof, the Pledgor shall, at its own expense, render forthwith all necessary assistance in order to facilitate the prompt realisation of the Pledge and/or the exercise by the Pledgee of any other right it may have as Pledgee.

6.5	The Pledgee may, in its sole discretion, determine which of several security interests (created under this or other security agreements) shall be used to satisfy the Obligations.

6.6	The Pledgor hereby expressly waives all defences of revocation (Einrede der Anfechtbarkeit) and set-off (Einrede der Aufrechenbarkeit) pursuant to Sections 770, 1211 of the German Civil Code.

6.7	The Pledgor hereby expressly waives its defences based on defences any Grantor might have against any of the Obligations (Einreden des Hauptschuldners) pursuant to Section 1211 para 1 sentence 1 alternative 1 of the German Civil Code.

6.8	If the Pledge is enforced or if the Pledgor has discharged any of the Obligations (or any part of them), Section 1225 of the German Civil Code (legal subrogation of claims to a pledgor — Forderungsübergang auf den Verpfänder) shall not apply and no rights of the Pledgee shall pass to the Pledgor by subrogation or otherwise. Further, the Pledgor shall at no time before, on or after an enforcement of the Pledge, and as a result of the Pledgor entering into this Agreement, be entitled to demand indemnification or compensation from a Grantor or any affiliate of a Grantor or assign any of these claims.

7.	AUSTRIAN LIMITATIONS ON ENFORCEMENT

The Pledgor and the Pledgee agree that the Pledge shall not be enforced if and to the extent that such application would violate mandatory Austrian capital maintenance rules (Kapitalerhaltungsvorschriften) as amended from time to time and as interpreted by the Austrian Supreme Court from time to time pursuant to Austrian company law, in particular Sections 82 et seq of the Austrian Act on Limited Liability Companies (Gesetz über Gesellschaften mit beschränkter Haftung) and/or Sections 52 and 65 et seq of the Austrian Stock Corporation Act (Aktiengesetz). This limitation on the enforcement of the Pledge applies from the date this Agreement enters into force as well as on any date until the termination date of this Agreement, particularly on the date of a possible enforcement of the Pledge and the payments thereunder.

8.	UNDERTAKINGS OF THE PLEDGOR

Unless otherwise permitted by the Principal Finance Documents, during the term of this Agreement, the Pledgor undertakes to the Pledgee:

8.1	subject to Clause 4.3 to use all reasonable efforts to procure that each Account Bank releases any existing lien, including without limitation any pledge existing by operation of its general business conditions (Allgemeine Geschäftsbedingungen), and waives any right of set-off and right of retention in respect of the Accounts by countersigning and returning an acknowledgement of notice of pledge substantially in the form set out in Schedule 3 (Form of Notice of Pledge) to the Pledgor and the Pledgee;

8.2	to instruct each Account Bank to provide the Pledgee following receipt by the relevant Account Bank of a notice pursuant to Clause 5 with all information requested by it in respect of the Accounts and to that extent to release each Account Bank from its obligation to maintain confidentiality (Bankgeheimnis) by delivering a notice of pledge to the respective Account Bank in accordance with the requirements set out in Clause 4.1 or, in the case of any future Account, Clause 8.3. The Pledgor undertakes not to revoke such instruction during the term of this Agreement, other than in respect of an Account which is closed or disposed of in accordance with the terms of the Credit Documents;

8.3	to notify the Pledgee without undue delay substantially in the form set out in Schedule 4 (Form of Notification of Future Accounts) of each new bank account opened by the Pledgor with a credit institution in the Federal Republic of Germany in accordance with Clause 4 above. For the avoidance of doubt, the Pledgor is aware that any new bank account opened within the Federal Republic of Germany will become an Account in the meaning of this Agreement upon notice to the Account Bank and will be subject to the Pledge and the obligations assumed by the Pledgor hereunder without any further agreement;

8.4	to close any of the Accounts only upon giving 5 business days prior notice to the Pledgee and provided that the Pledgee has not given a notice pursuant to Clause 5;

8.5	to deliver to the Pledgee, within three months after the end of each calendar year ending after January 2011, and at any time upon reasonable request of the Pledgee, up-to date account statement sheets (Kontoauszüge) showing the balance on each of the Accounts, provided that the Pledgee shall not request such information more than one additional time in any one year prior to the occurrence of an Enforcement Event and while it is continuing;

8.6	with regard to any account books (Sparbücher) and any other documents which are necessary to dispose over (verfügen) any of the Accounts, the Pledgor undertakes to deliver the originals of such documents to the Pledgee without undue delay if the Pledgee has given a notice pursuant to Clause 5 and to deliver to the Pledgee upon its reasonable request following such event without undue delay any documents or other information concerning the Accounts, in particular (but not limited to) the account opening documents and any agreements between the Account Bank and the Pledgor in relation to the Accounts;

8.7	not to grant to any third party any rights in respect of the Accounts (keine Und-Konten oder Oder-Konten oder sonstige Rechte Dritter) (other than those arising under the relevant Account Bank’s general business conditions (Allgemeine Geschäftsbedingungen) and under the Existing Account Pledge Agreements) without the prior written consent of the Collateral Agent (as instructed in accordance with the Principal Finance Documents (such consent not to be unreasonably withheld by the relevant Secured Parties));

8.8	to inform the Pledgee without undue delay of any attachment (Pfändung) and any third parties bringing claims in respect of any of the Accounts, such notice to be accompanied by any documents the Pledgee might need to defend itself against any claim by a third party. In the case of any attachment (Pfändung) in respect of any of the Accounts, the Pledgor undertakes to forward to the Pledgee without undue delay a copy of the attachment order (Pfändungsbeschluss), any transfer order (Überweisungsbeschluss) and all other documents necessary for a defence against the attachment. The Pledgor shall inform the attaching creditor of the Pledge without undue delay;

8.9	except as otherwise agreed pursuant to the Principal Finance Documents, insofar as additional declarations or actions are necessary for the creation of the Pledge, the Pledgor shall, at the Collateral Agent’s request (acting on the reasonable instructions of the Secured Parties), make such declarations and undertake such actions at the Pledgor’s costs and expenses; and

8.10	for the avoidance of doubt, notification and delivery requirements as set out in sub-Clauses 8.3, 8.4, 8.5, 8.6 and 8.8 of this Agreement are deemed to be satisfied if and to the extent such information has been delivered under the Existing Account Pledge

Agreements provided that such notification or delivery to the Pledgee makes reference to this Agreement and each Existing Account Pledge Agreement.

9.	DELEGATION

The Pledgee shall have full power to delegate (either generally or specifically) the powers, authorities and discretions conferred on it by this Agreement on such terms and conditions as it shall see fit. The Pledgee shall only remain liable for diligently selecting and providing initial instructions to such delegate.

10.	INDEMNITY

To the extent set out in the First Lien Intercreditor Credit Agreement, the Pledgor shall, notwithstanding any release or discharge of all or any part of the security, indemnify the Pledgee, its agents its attorneys and any delegate against any action, proceeding, claims, losses, liabilities, damages, expenses, demands, taxes, losses and costs which it may sustain as a consequence of any breach by the Pledgor of the provisions of this Agreement, the exercise or purported exercise of any of the rights and powers conferred on them by this Agreement or otherwise relating to the Pledge.

11.	NO LIABILITY

Except to the extent provided in the Principal Finance Documents, none of the Pledgee, its nominee(s) or agent(s) or delegate(s) shall be liable by reason of (a) taking any action permitted by this Agreement or (b) any neglect or default in connection with the assets and rights subject to the security interest created hereunder, save in respect of any loss or damage which is suffered as a result of wilful misconduct (Vorsatz) or gross negligence (grobe Fahrlässigkeit) by the Pledgee, its nominee(s) or agent(s) or delegate(s), or (c) the enforcement or realisation of all or any part of the security interest created hereunder.

12.	DURATION AND INDEPENDENCE

12.1	This Agreement shall remain in full force and effect until complete satisfaction of the Obligations. The Pledge shall not cease to exist, if the Grantors under the Credit Documents have only temporarily discharged the Obligations.

12.2	This Agreement shall create a continuing security and no change, amendment, or supplement whatsoever in the Credit Documents or in any document or agreement related to any of the Credit Documents shall affect the validity or the scope of this Agreement nor the obligations which are imposed on the Pledgor pursuant to it.

12.3	This Agreement is independent from any other security or guarantee which may have been or will be given to the Pledgee. None of such other security shall prejudice, or shall be prejudiced by, or shall be merged in any way with this Agreement.

12.4	Waiving Section 418 of the German Civil Code, the Pledgor hereby agrees that the security created hereunder shall not be affected by any transfer or assumption of the Obligations to, or by, any third party.

13.	RELEASE (PFANDFREIGABE)

13.1	Upon complete and irrevocable satisfaction of the Obligations, the Collateral Agent (as instructed in accordance with the First Lien Intercreditor Agreement) will as soon as reasonably practical declare in writing the release of the Pledge (Pfandfreigabe) to the Pledgor as a matter of record. For the avoidance of doubt, the parties are aware that upon full and complete satisfaction of the Obligations the Pledge, due to its accessory nature (Akzessorietät), ceases to exist by operation of German mandatory law.

13.2	At any time when the total value of the aggregate security granted by the Pledgor and any of the other Grantors to secure the Obligations (the “Security”), which can be expected to be realised in the event of an enforcement of the Security (realisierbarer Wert), exceeds 110% of the Obligations (the “Limit”) not only temporarily, the Pledgee shall on demand of the Pledgor release such part of the Security (Sicherheitenfreigabe) as the Pledgee (as instructed in accordance with the First Lien Intercreditor Agreement) may determine so as to reduce the realisable value of the Security to the Limit.

13.3	The Pledgee (as instructed in accordance with the First Lien Intercreditor Agreement) will as soon as reasonably practicable declare in writing the release of the Pledge (Pfandfreigabe) to the Pledgor in accordance with, and to the extent required by, the Intercreditor Arrangements.

14.	PARTIAL INVALIDITY; WAIVER

14.1	If at any time, any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction (including Austrian law, in particular Austrian capital maintenance rules), such provision shall as to such jurisdiction, be ineffective to the extent necessary without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof or of such provisions in any other jurisdiction. The invalid, illegal or unenforceable provision shall be deemed to be replaced with such valid, legal or enforceable provision which comes as close as possible to the original intent of the parties and the invalid, illegal or unenforceable provision. Should a gap (Regelungslücke) become evident in this Agreement, such gap shall, without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof, be deemed to be filled in with such provision which comes as close as possible to the original intent of the parties.

14.2	No failure to exercise, nor any delay in exercising, on the part of the Pledgee, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.

15.	AMENDMENTS

Changes and amendments to this Agreement including this Clause 15 shall be made in writing.

16.	AUSTRIAN STAMP DUTY

16.1	The parties to this Agreement (each a “Party” and together the “Parties”) shall perform their obligations under or in connection with the Agreement exclusively at the Place of Performance (as defined below), but in no event at a place in Austria and the performance of any obligations or liability under or in connection with the Agreement within the Republic of Austria shall not constitute discharge or performance of such obligation or liability. For the purposes of the above, “Place of Performance” means: (i) in relation to any payment under or in connection with the Agreement, the place at which such payment is to be made pursuant to the Credit Documents; and (ii) in relation to any other obligation or liability under or in connection with the Agreement, the premises of the Administrative Agent or the Indenture Trustee (as the case may be) in New York or any other place outside of Austria as the Administrative Agent or the Indenture Trustee (as the case may be) may specify from time to time. Any payment made under or in connection with the Agreement shall be made from and to an account outside of Austria.

16.2	No Party shall bring or send to, or otherwise produce in, Austria a Stamp Duty Sensitive Document or communicate in writing other than in compliance with the Stamp Duty Guidelines, in each case other than in the event that: (i) it does not cause a liability of a Party to pay stamp duty in the Republic of Austria; (ii) a Party wishes to enforce any of its rights under or in connection with a Credit Document in any form of proceedings in the Republic of Austria and is only able to do so by bringing or sending to, or otherwise producing in, Austria a Stamp Duty Sensitive Document and it would not be sufficient for that Party to bring or send to, or otherwise produce in, Austria a document that is not a Stamp Duty Sensitive Document (e.g. a simple/uncertified copy (i.e. a copy which is not an original, notarised or certified copy) of the relevant Stamp Duty Sensitive Document) for the purposes of such enforcement; in furtherance of the foregoing, no Party shall (A) object to the introduction into evidence of an uncertified copy of any Stamp Duty Sensitive Document or raise a defence to any action or to the exercise of any remedy on the basis of an original or certified copy of any Stamp Duty Sensitive Document not having been introduced into evidence, unless such uncertified copy actually introduced into evidence does not accurately reflect the content of the original document and (B) if such Party is a party to proceedings before an Austrian court or authority, contest the authenticity (Echtheit) of an uncertified copy of any such Stamp Duty Sensitive Document, unless such uncertified copy actually introduced into evidence does not accurately reflect the content of the original document; or (iii) a Party is required by law, governmental body, court, authority or agency pursuant to any legal requirement (whether for the purposes of initiating, prosecuting, enforcing or executing any claim or remedy or enforcing any judgment or otherwise) to bring or send a Stamp Duty Sensitive Document into, or otherwise produce a Stamp Duty Sensitive Document in, the Republic of Austria.

16.3	The Pledgor shall indemnify the Administrative Agent, each Lender, each Issuing Bank, the Indenture Trustee and the Collateral Agent against any cost, loss or liability in respect of Austrian stamp duty unless such cost, loss or liability is incurred as a result of the Administrative Agent, a Lender, an Issuing Bank, the Indenture Trustee or the Collateral Agent breaching any obligations under this Clause 16, in which case the breaching party shall be liable for payment of such stamp duty.

17.	NOTICES AND THEIR LANGUAGE

17.1	All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

For the Pledgor:	c/o SIG Combibloc Holding GmbH

	Address:	Rurstraße 58
52441 Linnich
Germany

	Fax:	+41 52674 6556

	Attention:	Daniel Petitpierre

	Email:	Daniel.Petitpierre@sig.biz

For the Pledgor with a copy to:

	Address:	c/o Rank Group Limited
Suite 2502
2 Park Street
Sydney NSW 2000
Australia

	Fax:	+64 2 9268 6693

	Email:	helen.golding@rankgroup.co.nz

	Attention:	Helen Golding

For the Collateral Agent:	Wilmington Trust (London) Limited

	Address:	Third Floor
1 King’s Arms Yard
London
EC2R 7AF
United Kingdom

	Fax:	+44 (0)20 7397 3601

	Attention:	Elaine Lockhart
17.2	Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. As agreed to in writing in accordance with the First Lien Intercreditor Agreement, notices and other communications hereunder may also be delivered by e-mail to the e-mail address of a representative of the applicable party to this Agreement provided from time to time by such party.

17.3	All notices and other communications given to any party in connection with this Agreement in accordance with the provisions of this Agreement shall be deemed (widerlegbare Vermutung) received on the date sent (if a business day) and on the next business day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by fax or on the date five business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Clause 17 or in accordance with the latest unrevoked direction from such party given in accordance with this Clause 17.

17.4	Any notice or other communication under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

17.5	No communication (including fax, electronic message or communication in any other written form) under or in connection with the Credit Documents shall be made to or from an address located inside of the Republic of Austria.

18.	APPLICABLE LAW, JURISDICTION

18.1	This Agreement is governed by the laws of the Federal Republic of Germany.

18.2	The place of jurisdiction for any and all disputes arising under or in connection with this Agreement shall be the district court (Landgericht) in Frankfurt am Main. The Pledgee however, shall also be entitled to take action against the Pledgor in any other court of competent jurisdiction. Further, the taking of proceedings against the Pledgor in any one or more jurisdictions shall not preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

19.	CONCLUSION OF THIS AGREEMENT (VERTRAGSSCHLUSS)

19.1	The parties to this Agreement may choose to conclude this Agreement by an exchange of signed signature page(s), transmitted by means of telecommunication (telekommunikative Übermittlung) by fax or attached as an electronic photocopy (pdf., tif., etc.) to an e-mail.

19.2	If the parties to this Agreement choose to conclude this Agreement pursuant to sub-Clause 19.1 above, they will transmit the signed signature page(s) of this Agreement to attention of Ms Isabel van Bremen or Ms Seraphir Preuss (isabel.vanbremen@cliffordchance.com or seraphir.preuss@cliffordchance.com, fax: +49 69 7199 4000) (each a “Recipient”). The Agreement will be considered concluded once any of the Recipients has actually received the signed signature page(s) (Zugang der Unterschriftsseite(n)) from all parties to this Agreement and at the time of the receipt of the last outstanding signature page(s).

19.3	For the purposes of this Clause 19 only, the parties to this Agreement appoint each Recipient individually as their attorney (Empfangsvertreter) and expressly allow (gestatten) each Recipient to collect the signed signature page(s) from all and for all parties to this Agreement. For the avoidance of doubt, the Recipients will have no further duties connected with their position as Recipient. In particular, the Recipients may assume the conformity to the authentic original(s) of the signature page(s) transmitted to it by means of telecommunication, the genuineness of all signatures on the original signature page(s) and the signing authority of the signatories.

SIGNATURE PAGE
This Account Pledge Agreement has been entered into on the date stated at the beginning by

SIG Combibloc GmbH & Co KG, represented by its general partner SIG Combibloc GmbH as Pledgor
By:	/s/ Jennie Blizard
	Name:	Jennie Blizard
	Title:	Attorney

Wilmington Trust (London) Limited as Collateral Agent and Pledgee
By:	/s/ Paul Barton
	Name:	Paul Barton
	Title:	Relationship Manager

SCHEDULE 1
PART 1
LIST OF CURRENT BORROWERS
SIG Euro Holding AG & Co. KGaA
Closure Systems International Holdings Inc.
Closure Systems International B.V.
SIG Austria Holding GmbH
Reynolds Consumer Products Holdings Inc.
Reynolds Group Holdings Inc.
Pactiv Corporation (merged with Reynolds Acquisition Corporation)
PART 2
LIST OF CURRENT GUARANTORS
Whakatane Mill Australia Pty Limited
SIG Austria Holding GmbH
SIG Combibloc GmbH & Co KG
SIG Combibloc GmbH
SIG Beverages Brasil Ltda
SIG Combibloc do Brasil Ltda
Closure Systems International (Brazil) Sistemas de Vedação Ltda
CSI Latin American Holdings Corporation
Closure Systems International (Canada) Limited
Evergreen Packaging Canada Limited
Reynolds Food Packaging Canada Inc.
CSI Closure Systems Manufacturing de Centro America, S.R.L.
SIG Holdings (UK) Limited
SIG Combibloc Limited
Closure Systems International (UK) Limited

Reynolds Consumer Products (UK) Limited
Reynolds Subco (UK) Limited
Kama Europe Limited
Ivex Holdings, Ltd.
SIG Euro Holding AG & Co. KGaA
SIG Beverages Germany GmbH
SIG Combibloc Holding GmbH
SIG Vietnam Beteiligungs GmbH
SIG Combibloc GmbH
SIG Combibloc Systems GmbH
SIG Combibloc Zerspanungstechnik GmbH
SIG Information Technology GmbH
SIG International Services GmbH
Closure Systems International Holdings (Germany) GmbH
Closure Systems International Deutschland GmbH
Pactiv Hamburg Holdings GmbH
Pactiv Deutschland Holdinggesellschaft mbH
Omni-Pac Ekco GmbH Verpackungsmittel
Omni-Pac GmbH Verpackungsmittel
SIG Asset Holdings Limited
Closure Systems International (Hong Kong) Limited
SIG Combibloc Limited
Evergreen Packaging (Hong Kong) Limited
Closure Systems International Holdings (Hungary) Kft.
CSI Hungary Gyártó és Kereskedelmi Kft. (aka CSI Hungary)
Closure Systems International Holdings (Japan) KK
Closure Systems International Japan, Limited

Beverage Packaging Holdings (Luxembourg) I S.A.
Beverage Packaging Holdings (Luxembourg) III S.à r.l.
Evergreen Packaging (Luxembourg) S.à r.l.
Reynolds Group Issuer (Luxembourg) S.A.
Bienes Industriales del Norte S.A. de C.V.
CSI en Ensenada, S. de R.L. de C.V.
CSI en Saltillo, S. de R.L. de C.V.
CSI Tecniservicio, S. de R.L. de C.V.
Grupo CSI de Mexico, S. de R.L. de C.V.
Técnicos de Tapas Innovativas S.A. de C.V.
Evergreen Packaging Mexico, S. de R.L. de C.V.
Reynolds Metals Company de Mexico, S. de R.L. de C.V.
Maxpack, S. de R.L. de C.V.
Closure Systems International B.V.
Reynolds Consumer Products International B.V.
Evergreen Packaging International B.V.
Reynolds Packaging International B.V.
Reynolds Group Holdings Limited
Whakatane Mill Limited
SIG Combibloc Group AG
SIG Technology AG
SIG allCap AG
SIG Combibloc (Schweiz) AG
SIG Schweizerische Industrie-Gesellschaft AG
SIG Combibloc Procurement AG
SIG Reinag AG
SIG Combibloc Ltd.

SIG Holding USA Inc.
SIG Combibloc Inc.
Closure Systems International Americas, Inc.
Closure Systems International Holdings Inc.
Closure Systems International Inc.
Reynolds Packaging Machinery Inc.
Closure Systems Mexico Holdings LLC
CSI Mexico LLC
CSI Sales & Technical Services Inc.
Bakers Choice Products, Inc.
Reynolds Consumer Products Holdings Inc.
Reynolds Consumer Products Inc.
Reynolds Foil Inc.
Reynolds Group Holdings Inc.
Reynolds Services Inc.
Blue Ridge Holding Corp.
Blue Ridge Paper Products Inc.
Evergreen Packaging International (US) Inc.
Evergreen Packaging Inc.
Evergreen Packaging USA Inc.
Reynolds Packaging, Inc.
Reynolds Packaging LLC
Reynolds Packaging Kama Inc.
Reynolds Food Packaging LLC
Reynolds Flexible Packaging Inc.
Southern Plastics Inc.
Ultra Pac, Inc.

BRPP, LLC
Reynolds Group Issuer Inc.
Reynolds Group Issuer LLC
Pactiv Corporation (merged with Reynolds Acquisition Corporation)
Pactiv Factoring LLC
Pactiv RSA LLC
Pactiv Retirement Administration LLC
Pactiv Germany Holdings, Inc.
Pactiv International Holdings Inc.
Pactiv Management Company LLC
PCA West Inc.
Prairie Packaging, Inc.
PWP Holdings, Inc.
PWP Industries, Inc.
Newspring Industrial Corp.
798795 Ontario Limited
Pactiv Canada Inc.
Newspring Canada Inc.
The Baldwin Group Limited
J. & W. Baldwin (Holdings) Limited
Omni-Pac U.K. Limited
Central de Bolsas, S. de R.L. de C.V.
Servicios Industriales Jaguar, S.A. de C.V.
Servicio Terrestre Jaguar, S.A. de C.V.
Grupo Corporativo Jaguar, S.A. de C.V.
Pactiv México, S. de R.L. de C.V.
Dopaco Canada, Inc.

Garven Incorporated
Conference Cup Ltd.
Dopaco, Inc.
PART 3
LIST OF CURRENT SENIOR SECURED NOTES GUARANTORS
Whakatane Mill Australia Pty Limited
SIG Austria Holding GmbH
SIG Combibloc GmbH & Co KG
SIG Combibloc GmbH
SIG Beverages Brasil Ltda
SIG Combibloc do Brasil Ltda
Closure Systems International (Brazil) Sistemas de Vedação Ltda
CSI Latin American Holdings Corporation
Closure Systems International (Canada) Limited
Evergreen Packaging Canada Limited
Reynolds Food Packaging Canada Inc.
CSI Closure Systems Manufacturing de Centro America, S.R.L.
SIG Holdings (UK) Limited
SIG Combibloc Limited
Closure Systems International (UK) Limited
Reynolds Consumer Products (UK) Limited
Reynolds Subco (UK) Limited
Kama Europe Limited
Ivex Holdings, Ltd.
SIG Euro Holding AG & Co. KGaA
SIG Beverages Germany GmbH
SIG Combibloc Holding GmbH

SIG Vietnam Beteiligungs GmbH
SIG Combibloc GmbH
SIG Combibloc Systems GmbH
SIG Combibloc Zerspanungstechnik GmbH
SIG Information Technology GmbH
SIG International Services GmbH
Closure Systems International Holdings (Germany) GmbH
Closure Systems International Deutschland GmbH
Pactiv Hamburg Holdings GmbH
Pactiv Deutschland Holdinggesellschaft mbH
Omni-Pac Ekco GmbH Verpackungsmittel
Omni-Pac GmbH Verpackungsmittel
SIG Asset Holdings Limited
Closure Systems International (Hong Kong) Limited
SIG Combibloc Limited
Evergreen Packaging (Hong Kong) Limited
Closure Systems International Holdings (Hungary) Kft.
CSI Hungary Gyártó és Kereskedelmi Kft. (aka CSI Hungary)
Closure Systems International Holdings (Japan) KK
Closure Systems International Japan, Limited
Beverage Packaging Holdings (Luxembourg) I S.A.
Beverage Packaging Holdings (Luxembourg) III S.à r.l.
Evergreen Packaging (Luxembourg) S.à r.l.
Bienes Industriales del Norte S.A. de C.V.
CSI en Ensenada, S. de R.L. de C.V.
CSI en Saltillo, S. de R.L. de C.V.
CSI Tecniservicio, S. de R.L. de C.V.

Grupo CSI de Mexico, S. de R.L. de C.V.
Técnicos de Tapas Innovativas S.A. de C.V.
Evergreen Packaging Mexico, S. de R.L. de C.V.
Reynolds Metals Company de Mexico, S. de R.L. de C.V.
Maxpack, S. de R.L. de C.V.
Closure Systems International B.V.
Reynolds Consumer Products International B.V.
Evergreen Packaging International B.V.
Reynolds Packaging International B.V.
Reynolds Group Holdings Limited
Whakatane Mill Limited
SIG Combibloc Group AG
SIG Technology AG
SIG allCap AG
SIG Combibloc (Schweiz) AG
SIG Schweizerische Industrie-Gesellschaft AG
SIG Combibloc Procurement AG
SIG Reinag AG
SIG Combibloc Ltd.
SIG Holding USA Inc.
SIG Combibloc Inc.
Closure Systems International Americas, Inc.
Closure Systems International Holdings Inc.
Closure Systems International Inc.
Reynolds Packaging Machinery Inc.
Closure Systems Mexico Holdings LLC
CSI Mexico LLC

CSI Sales & Technical Services Inc.
Bakers Choice Products, Inc.
Reynolds Consumer Products Holdings Inc.
Reynolds Consumer Products Inc.
Reynolds Foil Inc.
Reynolds Group Holdings Inc.
Reynolds Services Inc.
Blue Ridge Holding Corp.
Blue Ridge Paper Products Inc.
Evergreen Packaging International (US) Inc.
Evergreen Packaging Inc.
Evergreen Packaging USA Inc.
Reynolds Packaging, Inc.
Reynolds Packaging LLC
Reynolds Packaging Kama Inc.
Reynolds Food Packaging LLC
Reynolds Flexible Packaging Inc.
Southern Plastics Inc.
Ultra Pac, Inc.
BRPP, LLC
Pactiv Corporation (merged with Reynolds Acquisition Corporation)
Pactiv Factoring LLC
Pactiv RSA LLC
Pactiv Retirement Administration LLC
Pactiv Germany Holdings, Inc.
Pactiv International Holdings Inc.
Pactiv Management Company LLC

PCA West Inc.
Prairie Packaging, Inc.
PWP Holdings, Inc.
PWP Industries, Inc.
Newspring Industrial Corp.
798795 Ontario Limited
Pactiv Canada Inc.
Newspring Canada Inc.
The Baldwin Group Limited
J. & W. Baldwin (Holdings) Limited
Omni-Pac U.K. Limited
Central de Bolsas, S. de R.L. de C.V.
Servicios Industriales Jaguar, S.A. de C.V.
Servicio Terrestre Jaguar, S.A. de C.V.
Grupo Corporativo Jaguar, S.A. de C.V.
Pactiv México, S. de R.L. de C.V.
Dopaco Canada, Inc.
Garven Incorporated
Conference Cup Ltd.
Dopaco, Inc.
PART 4
LIST OF CURRENT OCTOBER 2010 SECURED NOTES GUARANTORS
Whakatane Mill Australia Pty Limited
SIG Austria Holding GmbH
SIG Combibloc GmbH & Co KG
SIG Combibloc GmbH
SIG Beverages Brasil Ltda

SIG Combibloc do Brasil Ltda
Closure Systems International (Brazil) Sistemas de Vedação Ltda
CSI Latin American Holdings Corporation
Closure Systems International (Canada) Limited
Evergreen Packaging Canada Limited
Reynolds Food Packaging Canada Inc.
CSI Closure Systems Manufacturing de Centro America, S.R.L.
SIG Holdings (UK) Limited
SIG Combibloc Limited
Closure Systems International (UK) Limited
Reynolds Consumer Products (UK) Limited
Reynolds Subco (UK) Limited
Kama Europe Limited
Ivex Holdings, Ltd.
SIG Euro Holding AG & Co. KGaA
SIG Beverages Germany GmbH
SIG Combibloc Holding GmbH
SIG Vietnam Beteiligungs GmbH
SIG Combibloc GmbH
SIG Combibloc Systems GmbH
SIG Combibloc Zerspanungstechnik GmbH
SIG Information Technology GmbH
SIG International Services GmbH
Closure Systems International Holdings (Germany) GmbH
Closure Systems International Deutschland GmbH
Pactiv Hamburg Holdings GmbH
Pactiv Deutschland Holdinggesellschaft mbH

Omni-Pac Ekco GmbH Verpackungsmittel
Omni-Pac GmbH Verpackungsmittel
SIG Asset Holdings Limited
Closure Systems International (Hong Kong) Limited
SIG Combibloc Limited
Evergreen Packaging (Hong Kong) Limited
Closure Systems International Holdings (Hungary) Kft.
CSI Hungary Gyártó és Kereskedelmi Kft. (aka CSI Hungary)
Closure Systems International Holdings (Japan) KK
Closure Systems International Japan, Limited
Beverage Packaging Holdings (Luxembourg) I S.A.
Beverage Packaging Holdings (Luxembourg) III S.à r.l.
Evergreen Packaging (Luxembourg) S.à r.l.
Bienes Industriales del Norte S.A. de C.V.
CSI en Ensenada, S. de R.L. de C.V.
CSI en Saltillo, S. de R.L. de C.V.
CSI Tecniservicio, S. de R.L. de C.V.
Grupo CSI de Mexico, S. de R.L. de C.V.
Técnicos de Tapas Innovativas S.A. de C.V.
Evergreen Packaging Mexico, S. de R.L. de C.V.
Reynolds Metals Company de Mexico, S. de R.L. de C.V.
Maxpack, S. de R.L. de C.V.
Closure Systems International B.V.
Reynolds Consumer Products International B.V.
Evergreen Packaging International B.V.
Reynolds Packaging International B.V.
Reynolds Group Holdings Limited

Whakatane Mill Limited
SIG Combibloc Group AG
SIG Technology AG
SIG allCap AG
SIG Combibloc (Schweiz) AG
SIG Schweizerische Industrie-Gesellschaft AG
SIG Combibloc Procurement AG
SIG Reinag AG
SIG Holding USA Inc.
SIG Combibloc Inc.
Closure Systems International Americas, Inc.
Closure Systems International Holdings Inc.
Closure Systems International Inc.
Reynolds Packaging Machinery Inc.
Closure Systems Mexico Holdings LLC
CSI Mexico LLC
CSI Sales & Technical Services Inc.
Bakers Choice Products, Inc.
Reynolds Consumer Products Holdings Inc.
Reynolds Consumer Products Inc.
Reynolds Foil Inc.
Reynolds Group Holdings Inc.
Reynolds Services Inc.
Blue Ridge Holding Corp.
Blue Ridge Paper Products Inc.
Evergreen Packaging International (US) Inc.
Evergreen Packaging Inc.

Evergreen Packaging USA Inc.
Reynolds Packaging, Inc.
Reynolds Packaging LLC
Reynolds Packaging Kama Inc.
Reynolds Food Packaging LLC
Reynolds Flexible Packaging Inc.
Southern Plastics Inc.
Ultra Pac, Inc.
BRPP, LLC
Pactiv Corporation (merged with Reynolds Acquisition Corporation)
Pactiv Factoring LLC
Pactiv RSA LLC
Pactiv Retirement Administration LLC
Pactiv Germany Holdings, Inc.
Pactiv International Holdings Inc.
Pactiv Management Company LLC
PCA West Inc.
Prairie Packaging, Inc.
PWP Holdings, Inc.
PWP Industries, Inc.
Newspring Industrial Corp.
798795 Ontario Limited
Pactiv Canada Inc.
Newspring Canada Inc.
The Baldwin Group Limited
J. & W. Baldwin (Holdings) Limited
Omni-Pac U.K. Limited

Central de Bolsas, S. de R.L. de C.V.
Servicios Industriales Jaguar, S.A. de C.V.
Servicio Terrestre Jaguar, S.A. de C.V.
Grupo Corporativo Jaguar, S.A. de C.V.
Pactiv México, S. de R.L. de C.V.
Dopaco Canada, Inc.
Garven Incorporated
Conference Cup Ltd.
Dopaco, Inc.
PART 5
LIST OF CURRENT FEBRUARY 2011 SECURED NOTES GUARANTORS
Whakatane Mill Australia Pty Limited
SIG Beverages Brasil Ltda
SIG Combibloc do Brasil Ltda
Closure Systems International (Brazil) Sistemas de Vedação Ltda
CSI Latin American Holdings Corporation
Closure Systems International (Canada) Limited
Evergreen Packaging Canada Limited
Reynolds Food Packaging Canada Inc.
CSI Closure Systems Manufacturing de Centro America, S.R.L.
SIG Holdings (UK) Limited
SIG Combibloc Limited
Closure Systems International (UK) Limited
Reynolds Consumer Products (UK) Limited
Reynolds Subco (UK) Limited
Kama Europe Limited
Ivex Holdings, Ltd.

SIG Euro Holding AG & Co. KGaA
SIG Beverages Germany GmbH
SIG Combibloc Holding GmbH
SIG Vietnam Beteiligungs GmbH
SIG Combibloc GmbH
SIG Combibloc Systems GmbH
SIG Combibloc Zerspanungstechnik GmbH
SIG Information Technology GmbH
SIG International Services GmbH
Closure Systems International Holdings (Germany) GmbH
Closure Systems International Deutschland GmbH
Pactiv Hamburg Holdings GmbH
Pactiv Deutschland Holdinggesellschaft mbH
Omni-Pac Ekco GmbH Verpackungsmittel
Omni-Pac GmbH Verpackungsmittel
SIG Asset Holdings Limited
Closure Systems International (Hong Kong) Limited
SIG Combibloc Limited
Evergreen Packaging (Hong Kong) Limited
Closure Systems International Holdings (Hungary) Kft.
CSI Hungary Gyártó és Kereskedelmi Kft. (aka CSI Hungary)
Closure Systems International Holdings (Japan) KK
Closure Systems International Japan, Limited
Beverage Packaging Holdings (Luxembourg) I S.A.
Beverage Packaging Holdings (Luxembourg) III S.à r.l.
Evergreen Packaging (Luxembourg) S.à r.l.
Bienes Industriales del Norte S.A. de C.V.

CSI en Ensenada, S. de R.L. de C.V.
CSI en Saltillo, S. de R.L. de C.V.
CSI Tecniservicio, S. de R.L. de C.V.
Grupo CSI de Mexico, S. de R.L. de C.V.
Técnicos de Tapas Innovativas S.A. de C.V.
Evergreen Packaging Mexico, S. de R.L. de C.V.
Reynolds Metals Company de Mexico, S. de R.L. de C.V.
Maxpack, S. de R.L. de C.V.
Closure Systems International B.V.
Reynolds Consumer Products International B.V.
Evergreen Packaging International B.V.
Reynolds Packaging International B.V.
Reynolds Group Holdings Limited
Whakatane Mill Limited
SIG Combibloc Group AG
SIG Technology AG
SIG allCap AG
SIG Combibloc (Schweiz) AG
SIG Schweizerische Industrie-Gesellschaft AG
SIG Combibloc Procurement AG
SIG Reinag AG
SIG Holding USA Inc.
SIG Combibloc Inc.
Closure Systems International Americas, Inc.
Closure Systems International Holdings Inc.
Closure Systems International Inc.
Reynolds Packaging Machinery Inc.

Closure Systems Mexico Holdings LLC
CSI Mexico LLC
CSI Sales & Technical Services Inc.
Bakers Choice Products, Inc.
Reynolds Consumer Products Holdings Inc.
Reynolds Consumer Products Inc.
Reynolds Foil Inc.
Reynolds Group Holdings Inc.
Reynolds Services Inc.
Blue Ridge Holding Corp.
Blue Ridge Paper Products Inc.
Evergreen Packaging International (US) Inc.
Evergreen Packaging Inc.
Evergreen Packaging USA Inc.
Reynolds Packaging, Inc.
Reynolds Packaging LLC
Reynolds Packaging Kama Inc.
Reynolds Food Packaging LLC
Reynolds Flexible Packaging Inc.
Southern Plastics Inc.
Ultra Pac, Inc.
BRPP, LLC
Pactiv Corporation (merged with Reynolds Acquisition Corporation)
Pactiv Factoring LLC
Pactiv RSA LLC
Pactiv Retirement Administration LLC
Pactiv Germany Holdings, Inc.

Pactiv International Holdings Inc.
Pactiv Management Company LLC
PCA West Inc.
Prairie Packaging, Inc.
PWP Holdings, Inc.
PWP Industries, Inc.
Newspring Industrial Corp.
798795 Ontario Limited
Pactiv Canada Inc.
Newspring Canada Inc.
The Baldwin Group Limited
J. & W. Baldwin (Holdings) Limited
Omni-Pac U.K. Limited
Central de Bolsas, S. de R.L. de C.V.
Servicios Industriales Jaguar, S.A. de C.V.
Servicio Terrestre Jaguar, S.A. de C.V.
Grupo Corporativo Jaguar, S.A. de C.V.
Pactiv México, S. de R.L. de C.V.
Dopaco Canada, Inc.
Garven Incorporated
Conference Cup Ltd.
Dopaco, Inc.

SCHEDULE 2
LIST OF ACCOUNTS

(Sub-) Account	Bank Sort Code	Name and address of	Type of
No.	(Bankleitzahl)	Account Bank	account	Currency
335015400	SWIFT: DEUTDEDDXXX	Deutsche Bank AG, Königsallee 45/47, 40189 Düsseldorf, Germany	Current	Euro
IBAN:
DE6830070010033501 5400

191/8031/002	SWIFT: TUBDDEDDXXX	HSBC Trinkaus & Burkhardt KGaA, Königsallee 21/23, 40212	Current	Euro
	IBAN: DE8030030880191803 1002	Düsseldorf, Germany

SCHEDULE 3
FORM OF NOTICE OF PLEDGE
The taking of this document or any certified copy of it or any document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to any Credit Document (as defined in Clause 1 of the Account Pledge Agreement (as defined below)) in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Credit Document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any email communication which refers to any Credit Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Credit Document to an Austrian addressee.
[Letterhead of Pledgor]

Absender/From:	[Pledgor]

An/To:	[Account Bank]

Datum/Date:	[•]

Verpfändungsanzeige	Notice of Pledge

Betrifft: Konto Nr. [•]	Re: Account No. [•]

Sehr geehrte Damen und Herren,	Dear Sirs,

wie Ihnen bekannt ist, haben wir gemäß eines Kontenverpfändungsvertrags vom 4. März 2010 (der “Kontenverpfändungsvertrag 1”) alle Ansprüche einschließlich Zinsen aus dem o.g. Konto (inklusive aller Unterkonten, etwaigen Neueröffnungen, Verlängerungen, Umbenennungen und Festgeldkonten davon) zu Gunsten von Wilmington Trust (London) Limited (“Sicherheitentreuhänder”) und anderen verpfändet. Die Verpfändung umfasst alle Arten von Kontoguthaben sowie alle daraus zeitanteilig anfallenden Zinsen. Eine Kopie des Kontenverpfändungsvertrages 1 hatten wir unseren Schreiben beigefügt.
As you are aware, by an account pledge agreement dated 4 March 2010 (the “Account Pledge Agreement 1”) we have pledged in favour of Wilmington Trust (London) Limited (the “Collateral Agent”) and others all of our right, title and interest in and to the above account (which shall include all sub-accounts, renewals, replacements, redesignations and related fixed deposit accounts thereof) and all monies and interest from time to time standing or accruing to the credit thereof. A copy of the Account Pledge Agreement 1 was attached to our letters.

Gemäß einen Bestätigungs- und Ergänzungsvertrag zum Kontenverpfändungsvertrag 1 vom 27. August 2010 (der “Bestätigungs-und Ergänzungsvertrag”) wurde der	Pursuant to a confirmation and amendment agreement relating to the Account Pledge Agreement 1 dated 27 August 2010 (the “Confirmation and Amendment Agreement”), the Account Pledge

Kontenverpfändungsvertrag 1 dahingehend bestätigt und ergänzt, dass, unter anderem, auch die Erhöhung bestehender Kreditlinien umfasst wird, die bereits durch den Kontenverpfändungsvertrag 1 besichert sind. Eine Kopie des Bestätigungs- und Ergänzungsvertrags hatten wir unseren Schreiben beigefügt.
Agreement 1 has been confirmed and amended to the effect that, inter alia, it also secures the increase of existing facilities which are already secured by the Account Pledge Agreement 1. A copy of the Confirmation and Amendment Agreement was attached to our letters.

Gemäß eines weiteren Kontenverpfändungsvertrags vom 14. Januar 2011 (der “Kontenverpfändungsvertrag 2”) haben wir bekanntlich alle Ansprüche einschließlich Zinsen aus dem o.g. Konto (inklusive aller Unterkonten, etwaigen Neueröffnungen, Verlängerungen, Umbenennungen und Festgeldkonten davon) zu Gunsten von Wilmington Trust (London) Limited (“Sicherheitentreuhänder”) und anderen verpfändet. Die Verpfändung umfasst alle Arten von Kontoguthaben sowie alle daraus zeitanteilig anfallenden Zinsen.
As you are aware, pursuant to an additional account pledge agreement dated 14 January 2011 (the “Account Pledge Agreement 2”) we have pledged in favour of Wilmington Trust (London) Limited (the “Collateral Agent”) and others all of our right, title and interest in and to the above account (which shall include all sub-accounts, renewals, replacements, redesignations and related fixed deposit accounts thereof) and all monies and interest from time to time standing or accruing to the credit thereof.

Hiermit zeigen wir Ihnen an, dass wir gemäß Ziffer 2.1 des hier in Kopie beigefügten Kontenverpfändungsvertrags vom [•] (der “KontenverpfÄndungsvertrag 3”) alle Rechte und Ansprüche bezüglich des o. g. Kontos und aller sonstigen bei Ihnen geführten Konten (die “Konten”) (inklusive aller Unterkonten, etwaiger Neueröffnungen, Verlängerungen, Umbenennung und Festgeldkonten) zu Gunsten von [Collateral Agent] (der “SicherheitentreuhÄnder”) verpfändet haben.
We hereby give you notice that pursuant to Clause 2.1 of a account pledge agreement dated [•] (the “Account Pledge Agreement 3”), a copy of which is attached hereto, we have pledged in favour of [Collateral Agent] (the “Collateral Agent”) all of our rights and claims in respect of the above account and all other accounts maintained with you from time to time (the “Accounts”) (including all sub-accounts thereof, renewals, replacements, redesignations and related fixed deposit accounts thereof).

Die Verpfändung umfasst insbesondere alle Ansprüche auf gegenwärtige und zukünftige Guthaben (einschließlich Spareinlagen, Termineinlagen, Festgeldeinlagen und Tagesgeldeinlagen) und positive Salden sowie alle darauf anfallenden Zinsen.
The pledges comprise in particular all claims to present and future cash deposits (including saving deposits, time deposits, fixed deposits and call money deposits) and credit balances and all claims to interest payable in relation thereto.

Solange Sie als kontoführende Bank keine gegenteilige Nachricht vom SicherheitentreuhÄnder erhalten, sind wir ermächtigt, über die Konten und insbesondere die Kontenguthaben zu verfügen. Im Fall des Erhalts einer entsprechenden Nachricht sind Sie als kontoführende Bank gehalten, keinerlei
Until notice to the contrary from the Collateral Agent to be served on you as account bank, we may continue to operate the Accounts and in particular may dispose over the amounts standing to the credit thereof. Upon receipt of such aforesaid notice to the contrary, you as account bank shall not allow any dispositions by us of the Accounts and of

Verfügungen unsererseits über die Konten und die Kontenguthaben mehr zuzulassen.	the amounts standing to the credit thereof.

Wir verzichten hiermit in bezug auf alle bei Ihnen geführten Konten zu Gunsten des Sicherheitentreuhänders auf unser Recht auf Vertraulichkeit (Bankgeheimnis) und beauftragen und ermächtigen Sie hiermit, nachdem Sie die o.g Nachricht vom Sicherheitentreuhänder erhalten haben, dem Sicherheitentreuhänder auf sein Verlangen jede gewünschte Information im Hinblick auf solche Konten zu geben.
We herewith waive all rights of confidentiality (Bankgeheimnis) in relation to all accounts held with you for the benefit of the Collateral Agent. If you have received the above notice from the Collateral Agent we hereby instruct and authorise you to provide the Collateral Agent with any information requested by it in respect of such accounts.

Diese Verpfändungsanzeige unterliegt deutschem Recht.	This notice of pledge shall be construed in accordance with German law.

In Zweifelsfällen gilt die deutsche Fassung dieser Verpfändungsanzeige.	In cases of doubt the German version of this notice of pledge shall prevail.

Wir bitten Sie, die dieser Verpfändungsanzeige beigefügte Empfangsbestätigung als Zeichen Ihres Einverständnisses mit den hierin und in der Empfangsbestätigung genannten Bestimmungen unterzeichnet sowohl an uns als auch an den Sicherheitentreuhänder zu senden. Die Adresse des Sicherheitentreuhänders ist die folgende:
Please sign the enclosed Acknowledgement of Notice of Pledge in order to acknowledge receipt of this notice and your agreement to the terms set out herein and in the enclosed Acknowledgement and return the same to us and to the Collateral Agent. The address of the Collateral Agent is the following:
[name and address of Collateral Agent].

Mit freundlichen Grüßen	Yours faithfully
[Pledgor]

(Geschäftsführer/Managing Director)

[Letterhead of Account Bank]

Absender/From:	[Account Bank]

An/ To:	[Collateral Agent]
und/and
[SIG Combibloc Holding GmbH]

Datum/ Date:	[•]

Bestätigung des Empfangs einer Verpfändungsanzeige	Acknowledgement of Notice of Pledge

Betrifft: Konto Nr. [•]	Re: Account No. [•]

Sehr geehrte Damen und Herren,	Dear Sirs,

Wir bestätigen hiermit den Erhalt der Verpfändungsanzeige vom [Datum] sowie der Kopie des Kontoverpfändungsvertrags vom [•] und unser Einverständnis mit den darin enthaltenen Bestimmungen.	We hereby acknowledge receipt of the notice of pledge dated [date] and of a copy of the account pledge agreement dated [•] and confirm our agreement with the terms set out therein.

Wir versichern, dass wir keine Verpfändungsanzeige bzgl. der verpfändeten Konten erhalten haben, außer Ihrer Anzeigen vom [•] und vom [•] und uns mit Ausnahme unseres AGB-Pfandrechts keine Rechte Dritter an den verpfändeten Konten bekannt sind.
We confirm that we have neither received any previous notice of pledge relating to the pledged accounts nor are we aware of any third party rights in relation to the accounts other than your notice dated [•] and [•] and except for the right of pledge arising pursuant to our general business conditions.

Wir verpflichten uns hiermit, sowohl im eigenen Namen als auch für unsere jeweiligen Rechtsnachfolger, die in der obengenannten Verpfändungsanzeige enthaltenen Bestimmungen und Anweisungen zu befolgen.
We hereby confirm on behalf of ourselves and our legal successors in title that we will act in accordance with the terms and instructions set out in the notice of pledge referred to above.

Wir verzichten hiermit unwiderruflich und bedingungslos auf jegliche Aufrechnungs- und Zurückbehaltungsrechte bzgl. der Konten, wobei es unser Verständnis ist, dass Saldierungen bei Kontokorrentkonten weiterhin vorgenommen und Kontoführungsgebühren und retournierte Schecks den Konten weiterhin ohne Einschränkung belastet werden dürfen.
We hereby irrevocably and unconditionally waive our rights in respect of and agree not to make any set-off from the Accounts or invoke any rights of retention in relation to the Accounts; it being understood that the balancing of current accounts shall be permitted and that account-keeping fees and returned cheques may furthermore be debited without restriction.

Des Weiteren erklären wir hiermit, dass wir das aufgrund unserer Allgemeinen Geschäftsbedingungen an den Konten	We hereby release the pledge granted in our favour in respect of the Accounts pursuant to our General Business Conditions.

bestehende Pfandrecht aufgeben.

Dieses Schreiben unterliegt deutschem Recht.	This letter shall be construed in accordance with German law.

In Zweifelsfällen gilt die deutsche Fassung dieses Schreibens.	In cases of doubt the German version of this letter shall prevail.

Mit freundlichen Grüßen	Yours faithfully
[Account Bank]
_____________________________
([Name des Unterzeichners/name of signatory])

SCHEDULE 4
FORM OF NOTIFICATION OF FUTURE ACCOUNTS
The taking of this document or any certified copy of it or any document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to any Credit Document (as defined in Clause 1 of the Account Pledge Agreement (as defined below)) in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Credit Document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any email communication which refers to any Credit Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Credit Document to an Austrian addressee.

From:	[Pledgor]

To:	[Collateral Agent], on its own behalf and for and on behalf of the Secured Parties (as defined in the Account Pledge Agreement, as defined below)

Date:	[Date of Notification]

Re:	Account pledge agreement dated [date of this Agreement] between us as pledgor and you (the “Account Pledge Agreement”)
Dear Sirs,
In accordance with Clause 8.3 of the Account Pledge Agreement, we hereby give you notice that we [will open/have opened] the following bank account (the “New Account”):

(Sub-) Account No.	Bank Sort Code (Bankleitzahl)	Name and address of Account Bank (the “Account Bank”)	Type of Account
[•]	[•]	[•]	[•]
Capitalised terms not otherwise defined herein shall have the meaning ascribed thereto in the Account Pledge Agreement.
We hereby confirm that all our present and future rights and claims (whether conditional or unconditional) arising against the Account Bank from or in relation to the New Account (as specified in Clause 2.1 of the Account Pledge Agreement) are pledged to the Pledgee pursuant to the Account Pledge Agreement as security for the Obligations. We expressly acknowledge that all obligations imposed on us in the Account Pledge Agreement in respect of the Accounts also apply for the New Account.
[In accordance with Clause 8.3 of the Account Pledge Agreement, we enclose a copy of the notice of pledge we have given to the Account Bank in respect of the New Account as well as an original copy of the acknowledgement countersigned by the Account Bank.]

[Pledgor]
By:
Name:
	Title:	Managing Director (Geschäftsführer)

SCHEDULE 5
STAMP DUTY GUIDELINES
1.	Introduction

1.1	These stamp duty guidelines (the “Guidelines”) shall apply to all written communication of the parties to this Agreement of which this Schedule 5 forms part.

1.2	In these Guidelines, unless a contrary indication appears a term defined in the Agreement (including by way of reference) has the same meaning when used in these Guidelines.

2.	Guidelines for Written Communication

2.1	Signed written communication that records or otherwise provides evidence of a transaction (Rechtsgeschäft) contemplated by, or referenced in, any Credit Document, whether in the body of the relevant communication, a schedule, an attachment, an annex or an appendix referred to therein or incorporated by reference (Bezugnahme), may only be made from an address outside of the Republic of Austria to an address outside of the Republic of Austria. For the avoidance of doubt, e-mails where the server on which such e-mails will be received or from which such e-mails will be sent is located in the Republic of Austria (e.g. this may be indicated by an e-mail address having a country code top level domain “.at”) or other e-mail addresses where the person sending or the person receiving such e-mail have their ordinary workplace (Arbeitsplatz) in the Republic of Austria must not be signed (see also clause 2.2. and 2.3. below).

2.2	Letters that record or otherwise provide evidence of a transaction (Rechtsgeschäft) contemplated by, or referenced in, any Credit Document, whether in the body of the letter, a schedule, an attachment, an annex or an appendix referred to therein or incorporated by reference (Bezugnahme), may only be brought or sent into, or produced in, the Republic of Austria in the following format (provided that no Stamp Duty Sensitive Document is attached):

[party’s letterhead]

Dear....,

[text of message]

Kind regards

NO SIGNATURE OF SENDING PARTY (WHETHER MANUSCRIPT, DIGITAL OR ELECTRONIC)

NO CONTACT DETAILS

DO NOT ATTACH A STAMP DUTY SENSITIVE DOCUMENT

CONFIDENTIALITY NOTICES AND OTHER FOOTERS ALLOWED

2.3	E-mails and fax messages that record or otherwise provide evidence of a transaction (Rechtsgeschäft) contemplated by, or referenced in, any Credit Document, whether in the body of the e-mail or fax, a schedule, an attachment, an annex or an appendix referred to therein or incorporated by reference (Bezugnahme), may only be brought or sent into, or produced in, the Republic of Austria if in the following format (provided that no Stamp Duty Sensitive Document is attached):

Dear....,

[text of message].

Kind regards

NO SIGNATURE OF SENDING PARTY (WHETHER MANUSCRIPT, DIGITAL OR ELECTRONIC)

NO CONTACT DETAILS OR OTHER AUTOMATICALLY GENERATED FOOTERS THAT REFER TO A PARTY

DO NOT ATTACH A STAMP DUTY SENSITIVE DOCUMENT

CONFIDENTIALITY NOTICES AND OTHER FOOTERS ALLOWED

In addition, the footer of such e-mails must not contain the company name, contact details or any other information allowing identification of the sender. The company name, contact details etc. of the original sender of a reply or forwarded message need not be deleted.